UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 15, 2007

NNN 2003 Value Fund, LLC
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-51295	20-122092
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1551 N. Tustin Avenue, Suite 200, Santa Ana, California		92705
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(877) 888-7348

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form

Item 1.01 Entry into a Material Definitive Agreement.

The information reported in Item 2.03 of this Current Report on Form 8-K, is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On February 15, 2007, NNN VF Tiffany Square, LLC, our wholly owned subsidiary, entered into a secured loan with RAIT Partnership L.P., or Lender, evidenced by a promissory note, or the Promissory Note, in the principal amount of $13,725,000, or the Loan. The Promissory Note is secured by a Loan and Security Agreement and Deed of Trust on our Tiffany Square property located in Colorado Springs, Colorado. The Loan matures on February 15, 2009, or the Maturity Date. In general, the Loan bears interest at a monthly adjustable rate equal to the greater of (i) 8.00%, and (ii) the rate based on the yield of the 30-day LIBOR plus 310 basis points, or the Interest Rate, and requires monthly interest only payments for the two-year term of the Loan. The Promissory Note provides for a default interest rate of 5.00% per annum higher than the Interest Rate and late charges, after a five day grace period, in an amount equal to the lesser of (i) 5.00% of the unpaid sum or (ii) the maximum amount permitted by applicable law to defray the expense incurred by Lender and processing such delinquent payment and to compensate Lender for the loss of the use of such delinquent payment. The loan documents contain customary representations, warranties, covenants and indemnities as well as provisions for reserves and impounds.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

The exhibits filed in response to Item 601 of Regulation S-K will be filed subsequently.

Top of the Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NNN 2003 Value Fund, LLC

February 22, 2007	By:	/s/ Richard T. Hutton, Jr.

Name: Richard T. Hutton, Jr.
Title: Chief Executive Officer